EXHIBIT 99.1

AMN Healthcare Launches $325.0 Million Offering Of Senior Notes
DALLAS -- October 5, 2020 -- AMN Healthcare Services, Inc. (NYSE: AMN), announced today that its wholly owned subsidiary, AMN Healthcare, Inc., intends to make a private offering of $325.0 million aggregate principal amount of senior unsecured notes due 2029 (the “2029 Notes”), subject to market and other conditions.  The 2029 Notes will be guaranteed by the Company’s affiliates that guarantee the Company’s credit facilities.
The Company intends to use the proceeds from the private offering, together with cash on hand, (i) to redeem all of the $325.0 million aggregate principal amount of its 5.125% senior unsecured notes due 2024 outstanding (the “2024 Notes”) and (ii) to pay fees and expenses related to the offering.
The Company expects to deliver a Conditional Notice of Redemption to holders of its outstanding 2024 Notes, which will provide for the redemption by the Company of all of the $325.0 million aggregate principal amount of 2024 Notes outstanding, subject to the successful completion of offering of the 2029 Notes.
The 2029 Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act.  The 2029 Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2029 Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AMN Healthcare
AMN Healthcare is the leader and innovator in total talent solutions for healthcare organizations across the nation. The Company provides access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN total talent solutions include managed services programs, clinical and interim healthcare leaders, temporary staffing, executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, language interpretation services, revenue cycle solutions, credentialing and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities, schools and many other healthcare settings. AMN Healthcare is committed to fostering and maintaining a diverse team that reflects the communities we serve. Our commitment to the inclusion of many different backgrounds, experiences and perspectives enables our innovation and leadership in the healthcare services industry.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results could differ materially from those discussed in, or implied by, these forward-looking statements.  Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “should,” “would,” “project,” “may,” “estimates,” variations of such words and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission.  Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.
Contact:
Randle Reece
Director, Investor Relations
866.861.3229